Exhibit 99.1

Corus Acquisition Summary September 14, 2009 NASDAQ: MBFI

When used in this presentation and in filings with the Securities and Exchange Commission, in other press releases or other public shareholder communications, or in oral statements made with the approval of an authorized executive officer, the words or phrases "believe," "will," "should," "will likely result," "are expected to," "will continue," "is anticipated," "estimate," "project," "plans," or similar expressions are intended to identify "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. You are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date made. These statements may relate to our future financial performance, strategic plans or objectives, revenues or earnings projections, or other financial items. By their nature, these statements are subject to numerous uncertainties that could cause actual results to differ materially from those anticipated in the statements. Important factors that could cause actual results to differ materially from the results anticipated or projected include, but are not limited to, the following: (1) expected cost savings, synergies and other benefits from our merger and acquisition activities might not be realized within the anticipated time frames or at all, and costs or difficulties relating to integration matters, including but not limited to customer and employee retention, might be greater than expected; (2) the possibility that the expected benefits described herein of the Corus Bank and InBank transactions will not be realized, whether because of the possibility that the planned run-off of deposits and balance sheet shrinkage following the Corus Bank transaction might not occur under the time frames we anticipate or at all, or due to other factors; (3) the credit risks of lending activities, including changes in the level and direction of loan delinquencies and write-offs and changes in estimates of the adequacy of the allowance for loan losses, which could necessitate additional provisions for loan losses, resulting both from loans we originate and loans we acquire from other financial institutions; (4) results of examinations by the Office of Comptroller of Currency and other regulatory authorities, including the possibility that any such regulatory authority may, among other things, require us to increase our allowance for loan losses or write-down assets; (5) competitive pressures among depository institutions; (6) interest rate movements and their impact on customer behavior and net interest margin; (7) the impact of re-pricing and competitors’ pricing initiatives on loan and deposit products; (8) fluctuations in real estate values; (9) the ability to adapt successfully to technological changes to meet customers' needs and developments in the market place; (10) our ability to realize the residual values of our direct finance, leveraged, and operating leases; (11) our ability to access cost-effective funding; (12) changes in financial markets; (13) changes in economic conditions in general and in the Chicago metropolitan area in particular; (14) the costs, effects and outcomes of litigation; (15) new legislation or regulatory changes, including but not limited to changes in federal and/or state tax laws or interpretations thereof by taxing authorities and other governmental initiatives affecting the financial services industry; (16) changes in accounting principles, policies or guidelines; (17) our future acquisitions of other depository institutions or lines of business; and (18) future goodwill impairment due to changes in our business, changes in market conditions, or other factors. MB Financial does not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date on which the forward-looking statement is made. Forward Looking Statements

MB Financial acquires Chicago branches and deposits of Corus Bank

Transaction overview

- On September 11, 2009, Corus Bank (Chicago, Illinois) was closed; FDIC was appointed receiver
- MB Financial assumed all of the deposits of Corus Bank ($6.6bn) at a premium of ~20bps
- Local deposits of $2.1bn[1]
  - DDA, NOW, MMDA and Savings total of $1.0bn
    - Weighted-average age of 8.5 years
    - Weighted-average rate of 97bps
  - $1.1bn of local CDs
    - Weighted-average rate of 3.49%
    - Can be immediately repriced to current market rates as of the acquisition date
- Planned core deposits[2] of $1.6bn at 12/31/09 once higher-rate CD and money-market accounts are redeemed or run-off
- Creates attractive "deposit-heavy" balance sheet
  - Loan/deposit ratio improves from 104% (as of 6/30/09) to 84%[3]
  - Core funding[4]/total funding improves from 80% (as of 6/30/09) to 90%[3]
- Financially attractive and compelling
  - Complementary branch footprint with 90-day purchase option for 11 offices
  - Accretive to earnings
  - Internal rate of return of at least 30%

Key transaction metrics

At announcement	$
Deposits acquired	**6.6bn**
Deposits after initial redemption and run-off[2]	3.1bn
Planned core deposits[2]	1.6bn
Assets acquired	
Cash, cash equivalents and investment grade securities	6.6bn
Loans	47mm
Core deposit intangibles created	13mm

Corus deposit mix

Planned local core deposits 12/31/09

Total = $1.6bn



Time deposits
$532mm
(34%)
Savings
$98mm
(6%)
NOW and MMDA
$591mm
(38%)
Non-interest bearing
$341mm
(22%)

Note: All amounts are estimated based on Corus financial data as of August 31, 2009
[1] Deposit customers within a close proximity of Corus Bank's branches
[2] $3.2bn out-of-market CDs (outside current footprint) planned to be redeemed immediately after acquisition; estimated run-off of ~$300mm out-of-market money-market deposits due to immediate repricing after acquisition; $1.5bn high-rate, local and out-of-market deposits planned to be run-off over time
[3] Based on planned core deposits at 12/31/09
[4] Core funding includes non-interest bearing, money-market, NOW, savings, customer CDs (not public or brokered) and customer repos

2

At least 67 of these banks are experiencing credit stress and have a Texas Ratio greater than 50% At least 66 of these banks have a non-performing assets to total assets ratio greater than 5% Source: SNL Financial, Company filings as of June 30, 2009 ¹ Texas Ratio = Non-performing assets divided by (total tangible equity plus loan loss reserve) 170 banks in Chicago MSA with assets greater than $100mm Market dislocation may create in-market opportunities Number of local banks < 50% MB is here (29%) >= 50% & < 75% >= 75% & < 100% >= 100% Number of local banks < 3% >= 3% & < 5% >= 5% & < 10% >= 10% MB is here (2.92%) 61% 14% 10% 15% 39% 22% 24% 15% Texas Ratio Frequency¹ NPAs / Assets Frequency 26 103 24 17 25 67 37 41

Chicago MSA – 88 branches MB Financial pro forma branch network InBank Corus Bank MB Financial Palatine Elgin Des Plaines Schaumburg Mount Prospect Skokie Evanston Arlington Heights Oak Park Cicero Berwyn Oak Lawn Orland Park Joliet Naperville Hammond Gary Aurora Wheaton Source: SNL Financial

Corus Acquisition Summary September 14, 2009 NASDAQ: MBFI